EXHIBIT 1.1

                                  $180,000,000
                       Chugach Electric Association, Inc.
              $120,000,000 ____% New Bonds, 2002 Series A Due 2012
                  $60,000,000 New Bonds, 2002 Series B Due 2012

                             Underwriting Agreement

                                                              _______  __, 2002

J.P. Morgan Securities Inc.
60 Wall Street
New York, New York  10260-0060

Ladies and Gentlemen:

         Chugach Electric Association, Inc., an Alaska electric cooperative (the "Company"), proposes to issue and sell to you (the "Underwriter"), $120,000,000 aggregate principal amount of its ___% New Bonds, 2002 Series A Due 2012 (the "Series A Bonds") and $60,000,000 aggregate principal amount of its New Bonds, 2002 Series B Due 2012 (the "Series B Bonds" and, collectively with the Series A Bonds, the "Securities"). The Securities will be issued pursuant to the provisions of the Eleventh Supplemental Indenture of Trust, dated as of ______ __, 2002, to the Indenture of Trust, dated as of September 15, 1991, between the Company and Security Pacific Bank Washington, N.A., as Trustee (the "Trustee"), as amended (collectively, the "Indenture").

         The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Securities Act"), a registration statement, including a prospectus, relating to the Securities. The registration statement as amended at the time when it shall become effective, or, if a post-effective amendment is filed with respect thereto, as amended by such post-effective amendment at the time of its effectiveness, including in each case information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act, is referred to in this Agreement as the "Registration Statement," and the prospectus in the form first used to confirm sales of Securities is referred to in this Agreement as the "Prospectus." If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement.

         The Company hereby agrees with the Underwriter as follows:
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1. The Company agrees to issue and sell the Securities to the Underwriter as hereinafter provided, and the Underwriter, upon the basis of the representations and warranties, herein contained, but subject to the conditions hereinafter stated, agrees to purchase (i) the Series A Bonds at a price equal to ___% of their aggregate principal amount, and (ii) the Series B Bonds at a price equal to ___% of their aggregate principal amount, in each case, plus accrued interest, if any, from ____ ___, 2002 to the date of payment and delivery.

2. The Company understands that the Underwriter intends (i) to make a public offering of the Securities as soon after (A) the Registration Statement has become effective and (B) the parties hereto have executed and delivered this Agreement, as in the judgment of the Underwriter is advisable, and (ii) initially to offer the Securities upon the terms set forth in the Prospectus.

3. Payment for the Securities shall be made by the Underwriter by wire transfer in immediately available funds to the account specified by the Company to the Underwriter on ______ ___, 2002, or at such other time on the same or such other date, not later than the fifth Business Day thereafter, as the Underwriter and the Company may agree upon in writing. The time and date of such payment is referred to herein as the "Closing Date." As used herein, the term "Business Day" means any day other than a day on which banks are permitted or required to be closed in New York City.

         Payment for the Securities shall be made against delivery to the nominee of The Depository Trust Company for the account of the Underwriter of one or more global notes representing the 2002 Series A Bonds and the 2002 Series B Bonds (collectively, the "Global Notes"), with any transfer taxes payable in connection with the transfer to the Underwriter duly paid by the Company. The Global Notes will be made available for inspection by the Underwriter at its address set forth above not later than 1:00 P.M., New York City time, on the Business Day prior to the Closing Date.

4.       The Company represents and warrants to the Underwriter that:

(a) no order preventing or suspending the use of any preliminary prospectus has been issued by the Commission, and each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use therein;

(b) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened by the Commission; and the Registration Statement and Prospectus (as

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

amended or supplemented if the Company shall have furnished any amendments or supplements thereto) comply, or will comply, as the case may be, in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Trust Indenture Act"), and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the date of the Prospectus and any amendment or supplement thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented, if applicable, at the Closing Date will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing representations and warranties shall not apply to statements or omissions in the Registration Statement or the Prospectus made in reliance upon and in conformity with information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use therein or information contained in the Form T-1 of the Trustee under the Trust Indenture Act;

(c) the financial statements, and the related notes thereto, included in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company as of the dates indicated and the results of its operations and the changes in its consolidated cash flows for the periods specified; and said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis, and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein;

(d) since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the equities, margins or long-term debt of the Company, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, management, financial position, equities, margins or results of operations of the Company, otherwise than as set forth or contemplated in the Prospectus; and except as set forth or contemplated in the Prospectus the Company has not entered into any transaction or agreement (whether or not in the ordinary course of business) material to the Company;

(e) the Company has been duly organized and is validly existing as an electric cooperative in good standing under the laws of the State of Alaska, with power and authority (corporate and other) to enter into and perform its obligation under this Agreement, the Indenture and the Securities, to own its properties and conduct its business as described in the Prospectus, and is not required to be licensed or qualified for the transaction of business under the laws of any other jurisdiction;

(f)      the Company has no subsidiaries;

(g) this Agreement has been duly authorized, executed and delivered by the Company;

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

(h) the Securities have been duly authorized, and, when issued and delivered pursuant to this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and binding obligations of the Company entitled to the benefits provided by the Indenture; the Indenture has been duly authorized, executed and delivered and upon effectiveness of the Registration Statement will have been duly qualified under the Trust Indenture Act and constitutes a valid and binding instrument enforceable against the Company in accordance with its terms; and the Securities and the Indenture will conform to the descriptions thereof in the Prospectus;

(i) the execution, delivery and performance by the Company of the Auction Agreement between the Trustee and Bankers Trust Company, as auction agent (the "Auction Agent"), and acknowledged by the Company (the "Auction Agreement"), the Broker-Dealer Agreement among the Auction Agent, the Underwriter and the Company (the "Broker-Dealer Agreement"), and the Remarketing Agreement between the Company and the Underwriter (the "Remarketing Agreement") each have been duly authorized by all necessary corporate action. The Auction Agreement, the Broker-Dealer Agreement and the Remarketing Agreement at the time of delivery thereof by the Company each will be duly executed and delivered by it and will constitute its valid and binding obligation enforceable against the Company in accordance with its terms subject, as to enforcement, to (i) bankruptcy, insolvency, reorganization, arrangement, moratorium and other laws of general applicability relating to creditors' rights, and (ii) to general principles of equity, whether such enforceability is considered in a proceeding in equity or at law;

(j) the Company is not, or with the giving of notice or lapse of time or both would not be, in violation of or in default under, its Articles of Incorporation or Bylaws or any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which it or any of its properties is bound, except for violations and defaults which individually and in the aggregate are not material to the Company or to the holders of the Securities; the issue and sale of the Securities and the performance by the Company of all of the provisions of its obligations under the Securities, the Indenture, this Agreement, the Auction Agreement, the Broker-Dealer Agreement and the Remarketing Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, nor will any such action result in any violation of the provisions of the Articles of Incorporation or the Bylaws of the Company or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties or result in the creation or imposition of any lien upon any of its properties; and no consent, approval, authorization, order, license, filing, registration or qualification of or with any such court or federal, state or local governmental agency or body or the members of the Company or any trustee or holder of any indebtedness or other obligation is now or under existing law in the future will be required for the issue and sale of the Securities or the execution, delivery and performance of, or the consummation by the Company of the

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

transactions contemplated by, this Agreement or the Indenture, except such consents, approvals, authorizations, orders, licenses, filings, registrations or qualifications as have been made or obtained under the Securities Act and as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Securities by the Underwriter;

(k) other than as set forth or contemplated in the Prospectus, there are no legal or governmental investigations, actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its properties or to which the Company is or may be a party or to which any property of the Company is or may be the subject which, if determined adversely to the Company, could individually or in the aggregate have, or reasonably be expected to have, a material adverse effect on the general affairs, business, prospects, management, financial position, equities, margins or results of operations of the Company, and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; and there are no statutes, regulations, contracts or other documents that are required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not filed or described as required;

(l) KPMG Peat Marwick LLP, which has certified certain financial statements of the Company, is an independent public accountant as required by the Securities Act;

(m) the Company has good and marketable title in fee simple to all items of real property and good and marketable title to all personal property owned by it, in each case free and clear of all liens, encumbrances and defects except such as are described or referred to in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company; and any real property and buildings held under lease by the Company are held by it under valid, existing and enforceable leases with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company;

(n) no relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, members or suppliers of the Company, which is required by the Securities Act to be described in the Registration Statement and the Prospectus which is not so described;

(o) the Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

(p) the Company is not a "holding company" or a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended;

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

(q) the Company has filed all federal, state, local and foreign tax returns which have been required to be filed and have paid all taxes shown thereon and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith; and, except as disclosed in the Prospectus there is no tax deficiency which has been or might reasonably be expected to be asserted or threatened against the Company;

(r) the Company owns, possesses or has obtained all licenses, permits, certificates, consents, orders, approvals and other authorizations (collectively, the "Authorizations") from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, domestic or foreign, necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as conducted as of the date hereof, and the Company has not received any actual notice of any proceeding relating to revocation or modification of any such license, permit, certificate, consent, order, approval or other authorization, except as described in the Registration Statement and the Prospectus or where the failure to own, possess or obtain such Authorizations or make such filings could not reasonably be expected to have a material adverse effect on the Company; and the Company is in substantial compliance with all laws and regulations relating to the conduct of its business as conducted as of the date hereof;

(s) there are no existing or, to the best knowledge of the Company, threatened labor disputes with the employees of the Company which are likely to have a material adverse effect on the Company;

(t) the Company (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) has received all permits, licenses or other approvals required under applicable Environmental Laws to conduct its businesses, and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company;

(u) during the period beginning from the date hereof and continuing until the date three months after the Closing Date, the Company will not offer, sell, contract to sell or otherwise dispose of any securities to any Person (as defined in the Indenture), other than CoBank, ACB, that are substantially similar to the Securities, except as provided hereunder;

(v) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and its affiliates has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended ("Code"). No prohibited transaction, within the meaning of
Section 406 of ERISA or Section 4975 of the Code has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption. For each such plan which is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA no "accumulated funding deficiency" as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeded the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions; and

(w) the Indenture constitutes a direct and valid first lien upon all of the properties and assets of the Company specifically or generally described or referred to in the Indenture as being subject to the lien thereof, subject only to the exceptions referred to in the Indenture and except as set forth under "Description of the Bonds" in the Prospectus, and will create a similar lien upon all properties and assets acquired by the Company after the date hereof (until the Release Date (as defined in the Indenture)) which are required to be subjected to the lien of the Indenture, when acquired by the Company, subject only to the exceptions referred to in the Indenture and free from all other prior liens, charges and encumbrances; the descriptions of all such properties and assets contained in the granting clauses of the Indenture are correct and adequate for the purposes of the Indenture; and the Indenture has been duly recorded as a mortgage of real estate, and any required filings with respect to personal property and fixtures subject to the lien of the Indenture have been duly made in each place in which such recording or filing is required to protect, preserve and perfect the lien of the Indenture; and all taxes and recording and filing fees required to be paid with respect to the execution, recording or filing of the Indenture, the filing of financing statements related thereto and similar documents and the issuance of the Securities have been paid.

5.       The Company covenants and agrees with the Underwriter as follows:

(a) to use its best efforts to cause the Registration Statement to become effective at the earliest possible time and, if required, to file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A under the Securities Act; and to furnish copies of the Prospectus to the Underwriter in New York City prior to 10:00 a.m., New York City time, on the Business Day next succeeding the date of this Agreement in such quantities as the Underwriter reasonably may request;

(b) to deliver, at the expense of the Company, to the Underwriter, two signed copies of the Registration Statement (as originally filed) and each amendment thereto, in each case including exhibits and, during the period mentioned in paragraph (e) below, to the Underwriter as many copies of the Prospectus (including all amendments and supplements thereto) as it reasonably may request;

(c) before filing any amendment or supplement to the Registration Statement or the Prospectus, whether before or after the time the Registration Statement becomes effective, to furnish to the Underwriter a copy of the proposed amendment or supplement for review

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

and not to file any such proposed amendment or supplement to which the Underwriter reasonably objects;

(d) to advise the Underwriter promptly, and to confirm such advice in writing,
(i) when the Registration Statement has become effective, (ii) when any amendment to the Registration Statement has been filed or becomes effective,
(iii) when any supplement to the Prospectus or any amendment to the Prospectus is necessary or has been filed and to furnish the Underwriter with copies thereof, (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or any preliminary prospectus or for any additional information, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose, (vi) of the occurrence of any event, within the period referenced in paragraph (e) below, as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, and (vii) of the receipt by the Company of any notification with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and to use its best efforts to prevent the issuance of any such stop order, or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of any order suspending any such qualification of the Securities, or notification of any such order thereof and, if issued, to obtain as soon as possible the withdrawal thereof;

(e) if, during such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriter a prospectus relating to the Securities is required by law to be delivered in connection with sales by the Underwriter or a dealer, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare and furnish, at the expense of the Company, to the Underwriter and to the dealers (whose names and addresses the Underwriter will furnish to the Company) to which Securities may have been sold by the Underwriter and to any other dealers upon request, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law;

(f) to endeavor to qualify the Securities for offer and sale under the securities or blue sky laws of such jurisdictions as the Underwriter reasonably shall request and to continue such qualification in effect so long as reasonably required for distribution of the Securities including filing a general consent to service of process in any jurisdiction; provided that the Company shall not be required to qualify to do business in any jurisdiction or take any action


                                       8
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which would subject it to service of process other than service of process arising out of the offer or sale of Securities in any jurisdiction where it is not now subject;

(g) to make generally available to its security holders and to the Underwriter as soon as practicable an earnings statement which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the "effective date" (as defined in Rule 158) of the Registration Statement;

(h) so long as the Securities are outstanding, to furnish to the Underwriter (i) copies of all reports or other communications (financial or other) furnished to holders of the Securities, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange and (ii) such other information concerning the Company as the Underwriter reasonably may request;

(i) during the period beginning on the date hereof and continuing to and including the Business Day following the Closing Date, not to offer, sell, contract to sell, or otherwise dispose of any debt securities of or guaranteed by the Company which are substantially similar to the Securities;

(j) to use the net proceeds received by the Company from the sale of the Securities pursuant to this Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds"; and

(k) whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limiting the generality of the foregoing, all costs and expenses (i) incident to the preparation, issuance, execution, authentication and delivery of the Securities, including any expenses of the Trustee, (ii) incident to the preparation, printing, reproduction and filing under the Securities Act of the Registration Statement, the Prospectus and any preliminary prospectus (including in each case all exhibits, amendments and supplements thereto), (iii) incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Underwriter may designate (including fees of counsel for the Underwriter and their disbursements), (iv) related to any filing with National Association of Securities Dealers, Inc., (v) in connection with the printing (including word processing and duplication costs) and delivery of this Agreement, the Form T-1, the Indenture, the preliminary and supplemental blue sky memoranda and any legal investment survey and the furnishing to the Underwriter and dealers of copies of the Registration Statement and the Prospectus, including mailing and shipping, as herein provided, (vi) payable to rating agencies in connection with the rating of the Securities, (vii) any expenses incurred by the Company in connection with a "road show" presentation to potential investors, (viii) the cost and charges of any transfer agent, (ix) the fees and expenses of KPMG Peat Marwick, and (x) the costs of any credit enhancement for the Securities.

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

6. The obligation of the Underwriter hereunder to purchase the Securities on the Closing Date is subject to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) the Registration Statement shall have become effective (or if a post-effective amendment is required to be filed under the Securities Act, such post-effective amendment shall have become effective) not later than 5:00 P.M., New York City time, on the date hereof; and no stop order suspending the effectiveness of the Registration Statement or any post-affective amendment shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission; the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act and in accordance with Section 5(a) hereof; and all requests for additional information shall have been complied with to the satisfaction of the Underwriter;

(b) the representations and warranties of the Company contained herein are true and correct on and as of the Closing Date as if made on and as of the Closing Date and the Company shall have complied with all agreements and all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

(c) subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any downgrading, nor shall any notice have been given of (i) any downgrading, (ii) any intended or potential downgrading or (iii) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act;

(d) since the respective dates as of which information is given in the Prospectus there shall not have been any change in the equities, margins or long-term debt of the Company or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, properties, prospects, management, financial position, equities, margins or results of operations of the Company otherwise than as set forth or contemplated in the Prospectus, the effect of which in the judgment of the Underwriter makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the Closing Date on the terms and in the manner contemplated in the Prospectus; and the Company has not sustained since the date of the latest audited financial statements included in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order to decree, otherwise than as set forth or contemplated in the Prospectus;

(e) the Underwriter shall have received on and as of the Closing Date a certificate of the General Manager and the Executive Manager, Finance and Energy Supply of the Company, each with specific knowledge about the Company's financial matters, satisfactory to the Underwriter to the effect set forth in subsections (a) through (c) (with respect to the

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

respective representations, warranties, agreements and conditions of the Company) of this section and to the further effect that there has not occurred any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, management, financial position, equities, margins or results of operations of the Company from that set forth or contemplated in the Registration Statement;

(f) the Underwriter shall have received counterparts to the Auction Agreement, the Broker-Dealer Agreement and the Remarketing Agreement duly executed and delivered by all other parties thereto;

(g) Heller, Ehrman, White and McAuliffe LLP, counsel for the Company, shall have furnished to the Underwriter their written opinion, dated the Closing Date, in form and substance satisfactory to the Underwriter;

(h) Donald W. Edwards, Esq., general counsel for the Company, shall have furnished to the Underwriter his written opinion, dated the Closing Date, in form and substance satisfactory to the Underwriter;

(i) on the effective date of the Registration Statement and the effective date of the most recently filed post-effective amendment to the Registration Statement and also on the Closing Date, KPMG Peat Marwick LLP shall have furnished to the Underwriter letters, dated the respective dates of delivery thereof, in form and substance satisfactory to the Underwriter, containing statements and information of the type customarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus;

(j) the Underwriter shall have received on and as of the Closing Date an opinion of Orrick, Herrington & Sutcliffe LLP, counsel to the Underwriter, with respect to the validity of the Indenture and the Securities, the Registration Statement, the Prospectus and other related matters as the Underwriter may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters; and

(k) on or prior to the Closing Date the Company shall have furnished to the Underwriter such further certificates and documents as the Underwriter shall reasonably request and shall have obtained such consents and approvals as may be required in connection with the issuance and sale of the Securities and the execution, delivery and performance of this Agreement and the Indenture.

7. The Company agrees to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of either
Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Exchange Act"), from and against any and all losses, claims, damages and liabilities (including, without limitation, the legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made (i) in reliance upon and in conformity with information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use therein or (ii) in the preliminary prospectus (or any amendment or supplement thereto) but not in the Prospectus in the case of losses, claims, damages or liabilities of the Underwriter to a purchaser of the Securities to whom the Underwriter failed to confirm the purchase and sale of the Securities by delivery of a Prospectus.

         The Underwriter agrees to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person who controls the Company within the meaning of Section 15 of the Securities Act and
Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to the Underwriter, but only with reference to information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any preliminary prospectus.

         If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "Indemnified Person") shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Person") in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Underwriter and such control persons of the Underwriter shall be designated in writing by the Underwriter and any such separate firm for the Company, its directors, its officers who sign the Registration Statement and such control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by the third sentence of this paragraph, the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request and (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding. If the indemnification provided for in the first and second paragraphs of this Section 7 is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same respective proportions as the net proceeds from the offering (before deducting expenses) received by the Company and the total underwriting discounts and the commissions received by the Underwriter, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate public offering price of the Securities. The relative fault of the Company on the one hand and the Underwriter on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall the Underwriter be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law of in equity.

         The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Underwriter or the person controlling the Underwriter or by or on behalf of the Company, its officers or directors or any other person controlling the Company and (iii) acceptance of and payment for any of the Securities.

8. Notwithstanding anything herein contained, this Agreement may be terminated in the absolute discretion of the Underwriter, by notice given to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities shall have been declared by either federal authorities or state authorities of New York or the state where the paying office of the Trustee with respect to the Securities is located, or
(iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the Underwriter, is material and adverse and which, in the judgment of the Underwriter, makes it impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus.

9. This Agreement shall become effective upon the later of (i) execution and delivery hereof by the parties hereto and (ii) release of notification of the effectiveness of the Registration Statement (or, if applicable, any post-effective amendment) by the Commission.

         Either the Underwriter or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected.

10. If this Agreement shall be terminated by the Underwriter because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement or any condition of the Underwriter's obligations cannot be fulfilled, the Company agrees to reimburse the Underwriter or for all out-of-pocket expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriter in connection with this Agreement or the offering contemplated hereunder.

11. This Agreement shall inure to the benefit of and be binding upon the Company, the Underwriter, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Securities from the Underwriter shall be deemed to be a successor by reason merely of such purchase.

12. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriter shall be given to J.P. Morgan Securities Inc., 60 Wall Street, New York, New York 10260-0060 (telefax: (212) 648-5237); Attention: Syndicate Department. Notices to the Company shall be given to it at 5601 Minnesota Drive, Anchorage, Alaska (telefax: (907) 762-4514); Attention: Evan J. Griffith.

13. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

14. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws provisions thereof.

         If the foregoing is in accordance with your understanding, please sign and return four counterparts hereof.

                                   Very truly yours,

                                   CHUGACH ELECTRIC ASSOCIATION, INC.



                                   By:_____________________________
                                      Name:
                                      Title:



Accepted: _____ __, 2002

J.P. Morgan Securities Inc.



By:___________________________
    Name:
    Title:

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